Exhibit T3F
CROSS-REFERENCE TABLE

Between the Trust Indenture Act of 1939, as amended, and the Indenture

Trust Indenture Act Section	Indenture Section(s)
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.02
(c)	N.A.
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.05, 13.01
(d)	7.06
314(a)	4.03
(b)	N.A.
(c)(1)	13.03
(c)(2)	13.03
(c)(3)	N.A.
(d)	N.A.
(e)	13.04
(f)	N.A.
315(a)	7.01, 7.02
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.06, 6.07
(c)	9.03
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	7.02